Exhibit 99.1

CONTACT: Robert F. Mangano President & Chief Executive Officer (609) 655-4500	Joseph M. Reardon Sr. Vice President & Treasurer (609) 655-4500

PRESS RELEASE – FOR IMMEDIATE RELEASE…….

1ST CONSTITUTION BANCORP – PRESS RELEASE

CRANBURY NJ - February 21, 2003 ...... 1st Constitution Bancorp (Nasdaq:FCCY) announced today that its Board of Directors rejected the acquisition offer of Greater Community Bancorp (NASDAQ:GFLS). Greater Community’s offer was set forth in a letter dated February 6, 2003 which was announced by Greater Community in a press release dated February 6, 2003.

1st Constitution Bancorp, through its primary subsidiary, 1st Constitution Bank, has total assets of $268.7 million and operates six branch banking offices in Cranbury (2), Hamilton, Montgomery, Plainsboro and Princeton.

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